Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 33-65096) pertaining to the Virco Mfg. Corporation 1993 Stock Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-32539) pertaining to the Virco Mfg. Corporation 1997 Stock Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-51717) pertaining to the Virco Mfg. Corporation Employee Stock Ownership Plan,

(4)	Registration Statement (Form S-8 No. 333-74832) pertaining to the Virco Mfg. Corporation 401(K) Savings Plan, and

(5)	Registration Statement (Form S-8 No. 333-143874) pertaining to the Virco Mfg. Corporation 2007 Stock Incentive Plan;
of our reports dated April 15, 2011, with respect to the consolidated financial statements and schedule of Virco Mfg. Corporation included in this Annual Report (Form 10-K) for the year ended January 31, 2011.

/s/ Ernst & Young LLP

Los Angeles, California
April 15, 2011